October 23, 2013


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
the American
Depositary Receipts of
          United Drug plc
Form F6 File No
333154656


Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of The
Bank of New York Mellon, as
Depositary for securities
against which American
Depositary Receipts ADRs are
to be issued, we attach a copy
of the new prospectus
Prospectus reflecting the
change in name from United
Drug plc to UDG Healthcare
plc and the removal of the Par
Value.
As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and
to the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of
the General Instructions to the
Form F6 Registration
Statement, the Prospectus
consists of the ADR certificate
for United Drug plc.  The
Prospectus has been revised to
reflect the removal of the Par
Value and the new name
 UDG Healthcare plc
Please contact me with any
questions or comments at 212
8152221.

Sandra Bruno
Senior Associate
The Bank of New York
Mellon  ADR Division


Encl.
CC Paul Dudek, Esq. Office
of International Corporate
Finance







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286